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                                                                     EXHIBIT 5.1


                               December 30, 1996


PG&E Corporation
77 Beale Street
San Francisco, CA 94177

          Re: PG&E Corporation -- Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Reg. No.
               33-23692)

Ladies and Gentlemen:

          At your request, I, General Counsel for PG&E Corporation, a California corporation (the "Company"), am rendering this opinion in connection with the proposed issuance pursuant to the Company's Stock Option Plan (the "Plan"), of shares of common stock (the "Common Stock"), of the Company. Prior to the issuance of the shares of Common Stock, it is contemplated that a merger will be consummated (the "Merger") which will cause the Company to become the holding company of Pacific Gas and Electric Company ("PG&E") and to assume the Plan from PG&E.

          I, or other members of PG&E's Law Department acting under my direction and under my supervision, have examined instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion herein after expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

          Based on such examination, I am of the opinion that when the Plan is assumed by the Company in connection with the Merger, the shares of Common Stock to be issued by the Company pursuant to the Plan, which will be equal to the number of shares of PG&E common stock remaining and available for issuance under the Plan immediately prior to the Merger, will be validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

          I express no opinion as to matters of law in jurisdictions other than the State of California and federal law of the United States.
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          I hereby consent to the filing of this opinion as to an exhibit to this Registration Statement and to the use of my name wherever it appears in said Registration Statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              BRUCE R. WORTHINGTON

                              BRUCE R. WORTHINGTON